Exhibit 99

301 Carlson Parkway, Suite 201 Minneapolis, MN 55305 (952) 258-2000

CONTACTS:
Provell, Inc. (NASDAQ: PRVL)
George S. Richards, Chairman, President & Chief Executive Officer
952.258.2000 www.provell.com

PROVELL, INC. ANNOUNCES FOURTH QUARTER, YEAR-END FISCAL 2001 RESULTS

Company Sees Second Consecutive Quarter of Positive Cash Flow; Turnaround Timetable Remains Intact and Deferred Net Margin Continues to Improve

                MINNEAPOLIS — January 31, 2002 — Provell, Inc. (Nasdaq: PRVL) announced today financial results for the Company’s fourth quarter and fiscal year ended December 31, 2001.  Highlights of the quarter and the year include substantial progress on the Company’s turnaround strategies, the addition of a number of important new business opportunities, increased membership enrollments, growth in deferred net margin and the continued positive trend in cash flows from the third quarter.  The Company’s nearly 1.0 million member sign-ups during the 2001 fourth quarter were encouraging, despite comparisons with fourth quarter 2000 enrollments of nearly 1.2 million, considering the effects of dramatic national and worldwide events, as well as a marked general economic downturn.  Membership enrollments for the full year were up overall to nearly 2.8 million, compared with 2.6 million for fiscal 2000.  Also, despite ongoing challenges posed by economic recession and the imposition of cash settlement processes compliant with Gramm-Leach-Bliley federal privacy regulations, cash flow from continuing operations was positive in the second half of 2001, with $16.2 million generated in the last six months of the year, and $9.3 million in the fourth quarter.

For the year ended December 31, 2001, Provell reported gross revenue before deferral of $309.0 million, a 23.9 percent increase over the $249.4 million for fiscal 2000.  Net revenue for fiscal 2001 was $138.1 million, compared with last year’s $135.9 million.  For the fourth quarter 2001, gross revenue before deferral totaled $73.1 million, an 11.3% decrease over the $82.4 million reported for the same period one year ago.  The Company’s net revenue for the fourth quarter ended December 31, 2001, was $33.4 million, compared with $34.0 million in the fourth quarter of 2000.

The net loss available to common shareholders for the full year was $(34.0) million in 2001, or a loss per basic and diluted share of $(5.28), compared with a net loss available to common shareholders of $(63.2) million in 2000, or a loss per basic and diluted share of $(10.96). The net loss available to common shareholders for the 2001 fourth quarter was $(3.9) million, or a loss per basic and diluted share of $(0.55), compared with a net loss available to common shareholders of $(23.0) million, or a loss per basic and diluted share of $(3.92) for the same period last year. Net results for 2001 include an after-tax, non-cash charge of $14.1 million for amortization of the note discount related to a private placement of $14.2 million in 10 percent senior convertible notes in February 2001.  In cooperation with its independent auditors, the Company continues to analyze the realizability of its deferred tax asset and will record a valuation allowance to the extent any impairment exists as required by generally accepted accounting principles.  As of December 31, 2001, the Company had $4.2 million in outstanding borrowings under its revolving credit facility and in the absence of an amendment or waiver from its lenders anticipates it will not be in compliance with certain financial covenants contained in the facility.  The Company is in the process of negotiating an amendment to the facility or an applicable waiver, but there is no assurance that it will be successful. Results for 2000 included after-tax charges of $63.2 million for discontinued operations losses and $14.2 million for the adoption of SEC Staff Accounting Bulletin No. 101. During fourth quarter 2001, the Company retired $4.6 million of net liabilities for discontinued operations, with $2.5 million primarily for lease obligations and scheduled vendor payments and $2.1 million for reserve reductions from resolution of outstanding exposures. The Company believes its existing reserves are sufficient to cover remaining exposures associated with its ClickShip Direct and non-member catalog business wind-downs.

“While this was unquestionably a difficult year for Provell, we made real strategic and operational progress,” stated Company Chairman, President and Chief Executive Officer, George S. Richards.  “Last year, we outlined for investors a two-year turnaround plan with two principal objectives.  The first was to eliminate the excess cost structure from the discontinued businesses, principally ClickShip Direct.  Not only have we settled $17.6 million in net liabilities associated with ClickShip, we have also reduced reserves for expected losses associated with its disposal by $2.1 million.  Just as importantly, we have reduced call center inefficiencies, information systems diseconomies, and unproductive overhead, while maintaining investments in crucial areas such as marketing and program design and development.”

“Our second turnaround objective, with a two-year time horizon, was to replace the Damark renewal stream and rebalance our client portfolio to reflect more important and economically attractive relationships.  We have made solid progress here despite the economic downturn and events of September 11th, but, as we predicted, more work remains to be done.  Increasingly, we are engaged by leading consumer marketing organizations in situations where Provell’s unique skills offer opportunities for incremental income and enhanced brand perception.”

“Turnarounds involve risk,” Richards continued, “and we continue to monitor carefully the impact of economic recession and world events, as well as other potential risks or threats to our progress.  However, we are excited about what we might accomplish this coming year as we seek to establish a leading position in loyalty and relationship marketing services for dominant consumer marketing companies.”

Provell, Inc., develops, markets and manages an extensive portfolio of unique and leading-edge membership and customer relationship management programs.  Members of the Company’s proprietary programs receive value-added benefits, insightful information, and exclusive savings opportunities on a wide range of related products and services in the areas of shopping, travel, hospitality, entertainment, health/fitness, finance, and affinity activities such as cooking and home improvement.  As of December 31, 2001, nearly 2.8 million consumers enjoyed benefits provided through Provell’s membership programs.  The Company was founded in 1986 and is headquartered in Minneapolis, Minnesota.

Any statements herein regarding the business of Provell, Inc. that are not historical facts are “forward-looking statements” and, therefore, involve uncertainties or risks that could cause actual results to differ materially.  These statements are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include the sufficiency of existing reserves to cover remaining exposures associated with discontinued operations and expectations for 2002.  Existing reserves may not be sufficient if significant new obligations are identified or if actual cash requirements needed to settle known obligations are greater than the Company’s estimates.  Future net revenues, operating losses, member enrollments, and cash flows could be adversely affected by increasing reserve requirements by business partners, lower than expected renewal and acquisition rates, higher than expected cancellation and return rates, a deepening economic recession combined with the continuing war on terrorism, lack of availability of capital on acceptable terms and adverse changes in relationships with vendors and business partners who provide club benefits or process credit card transactions.  These and other factors are discussed in more detail in the Company’s most recent Annual and Quarterly Reports on Forms 10-K and 10-Q and the disclosures under the Sections entitled “Risk Factors” and “Recent Developments” in the Company’s Form S-3 Registration Statement (File No. 333-48776), and the Company’s current reports on Form 8-K.  The Company disclaims any obligation to update forward-looking statements.

The condensed financial statements included herein have been prepared by the Company without audit in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission and should be read in conjunction with the financial statements and notes thereto included in the Company’s most recent Annual and Quarterly Reports on Form 10-K and 10-Q as filed with the SEC.

PROVELL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2001	2000	2001	2000
	(Amounts in thousands except per share data)

Net revenues	$33,436	$33,991	$138,080	$135,940

Costs and expenses:
Operating and marketing expenses	34,356	27,437	143,442	88,911
General and administrative expenses	4,529	4,353	19,266	19,206
Total costs and expenses	38,885	31,790	162,708	108,117

Operating (loss) income	(5,449)	2,201	(24,628)	27,823

Interest expense, net	271	—	1,403	—
Amortization of discount on Senior Convertible Notes	—	—	14,084	—
Other expenses, net	18	172	18	436

(Loss) income from continuing operations before income taxes and cumulative effect of change in accounting	(5,738)	2,029	(40,133)	27,387

Income tax benefit (provision)	1,442	(967)	8,286	(10,406)
(Loss) income from continuing operations before cumulative effect of change in accounting	(4,296)	1,062	(31,847)	16,981

Discontinued operations:
Loss from operations, net of taxes	—	(5,018)	—	(44,978)
Estimated gain (loss) on disposal, net of taxes	1,321	(18,211)	1,321	(18,211)

Cumulative effect of change in accounting, net of taxes	—	—	—	(14,201)
Net loss	(2,975)	(22,167)	(30,526)	(60,409)

Beneficial conversion feature related to issuance of Series D preferred stock	—	—	—	(1,989)
Preferred stock dividends and amortization	(947)	(797)	(3,521)	(797)
Net loss available to common shareholders	$(3,922)	$(22,964)	$(34,047)	$(63,195)

Basic and diluted loss per common share:
(Loss) income from continuing operations	$(0.60)	$0.18	$(4.94)	$2.94
Income (loss) from discontinued operations	0.18	(3.96)	0.20	(10.96)
Cumulative effect of change in accounting	—	—	—	(2.46)
Preferred stock dividends and amortization	(0.13)	(0.14)	(0.54)	(0.48)
Net loss available to common shareholders	$(0.55)	$(3.92)	$(5.28)	$(10.96)

Weighted average common shares outstanding	7,126	5,856	6,453	5,766

PROVELL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2001	December 31, 2000
	(Amounts in thousands except per share data)
ASSETS
Current Assets:
Cash and cash equivalents	$78	$13,107
Trade accounts receivable, net	31,033	39,586
Deferred membership solicitation costs	40,487	41,728
Prepaid membership materials and marketing costs	7,629	15,408
Deferred income taxes	17,238	26,490
Other	1,690	1,731
Total current assets	98,155	138,050

Property and equipment, net	4,226	3,959
Other assets, net	45	50
Noncurrent deferred income taxes	31,484	14,665
Total assets	$133,910	$156,724

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Borrowings under revolving credit facility	$4,233	$5,150
Accounts payable	22,604	20,387
Accrued liabilities	54,664	56,601
Deferred membership revenue	55,724	55,683
Net liabilities of discontinued operations, current	6,869	23,830
Total current liabilities	144,094	161,651

Net liabilities of discontinued operations, long-term	—	2,696

Series D redeemable convertible preferred stock, liquidation preference $23,650 and $25,000, net of unamortized discount of $1,580 and $3,583, respectively	17,441	16,417
Series E redeemable convertible preferred stock, liquidation preference $16,420, net of unamortized discount of $679	12,550	—

Commitments and contingencies

Shareholders’ Deficit:
Class A Common Stock, $.01 par, 75,000 and 20,000 shares authorized at December 31, 2001 and 2000, respectively; 7,132 and 5,857 shares issued and outstanding at December 31, 2001 and 2000, respectively	71	58
Class B Common Stock, $.01 par, 2,000 shares authorized; none issued or outstanding	—	—
Series C Junior Participating Preferred Stock, $.01 par, 400 shares authorized; none issued or outstanding	—	—
Paid-in capital	72,818	58,594
Common stock warrants	2,800	2,800
Preferred stock dividends payable	318	165
Accumulated deficit	(116,182)	(85,657)
Total shareholders’ deficit	(40,175)	(24,040)
Total liabilities and shareholders’ deficit	$133,910	$156,724

PROVELL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2001	2000	2001	2000
		(Amounts in thousands)
OPERATING ACTIVITIES:
Net loss available to common shareholders	$(3,922)	$(22,964)	$(34,047)	$(63,195)

Adjustments to reconcile net loss to net cash provided by (used for) continuing operations:
Discontinued operations, net of tax	(1,321)	23,229	(1,321)	63,189
Cumulative effect of change in accounting, net of tax	—	—	—	14,201
Preferred stock related charges	947	797	3,521	2,786
Depreciation and amortization	767	734	2,979	1,513
Amortization of note discount	—	—	14,084	—
Interest expense on senior convertible note	—	—	286	—
Deferred income taxes	(1,534)	(5,467)	(8,378)	3,984
Loss on disposal of property and equipment	—	—	—	19

Changes in working capital items:
Trade accounts receivable, net	7,527	6,802	8,553	(6,744)
Deferred costs and other current assets	5,154	(15,786)	9,634	(29,644)
Accounts payable and accrued liabilities	1,229	15,541	(225)	26,935
Deferred membership revenue	410	5,488	41	(5,031)

Net cash provided by (used for) operating activities	9,257	8,374	(4,873)	8,013

INVESTING ACTIVITIES:
Property and equipment additions, net	(381)	20	(1,931)	(2,561)
Other	—	—	—	(8)

Net cash (used for) provided by investing activities	(381)	20	(1,931)	(2,569)

FINANCING ACTIVITIES:
(Repayments) borrowings under revolving credit facility, net	(6,306)	(6,613)	(917)	5,150
Net proceeds from issuance of Senior Convertible Notes/Preferred Stock and Warrants	—	(97)	13,133	18,853
Payment of loan origination fees	—	—	(943)	—
Dividends paid	—	—	(165)	—
Net proceeds from exercise of stock options	—	30	35	2,463

Net cash (used for) provided by financing activities	(6,306)	(6,680)	11,143	26,466

Net cash (used for) provided by discontinued operations	(2,497)	10,788	(17,368)	(22,730)

Net increase (decrease) in cash and cash equivalents	73	12,502	(13,029)	9,180
Cash and cash equivalents, beginning of period	5	605	13,107	3,927

Cash and cash equivalents, end of period	$78	$13,107	$78	$13,107